Exhibit 99.1

Cassava Sciences Announces Dividend Distribution of Warrants to Shareholders

■	Shareholders of Record Will Receive Warrants to Purchase Shares of Common Stock

■	All Warrants to Be Distributed to Shareholders Free of Charge

■	Warrants Are Expected to List and Trade on Nasdaq

■	Warrant Holders Who Choose to Exercise During an Early Period Will Also Receive an Additional 0.5 of a Common Share Per Warrant

AUSTIN, Texas, December 12, 2023 -- Cassava Sciences, Inc. (Nasdaq: SAVA) ("Cassava Sciences" or the "Company") today announced a pro rata dividend distribution of warrants to holders of the Company's common stock as of December 22, 2023 (the “Record Date”). Shareholders will receive 4 warrants for each 10 shares of common stock held as of the Record Date, subject to rounding. Cassava Sciences will distribute the warrants to shareholders on or about January 3, 2024 (the “Distribution Date”). After the Distribution Date, the warrants are expected to list and trade on Nasdaq, separate from Cassava Sciences’ common stock, under the ticker SAVAW.

“Many parties are deeply vested in the long-term success of Cassava Sciences, including its directors, management and employees,” said Remi Barbier, President & CEO. “We believe a warrant distribution underscores the inherent strength of the Company. It allows our shareholder base to participate in a process of raising capital. We intend to use the cash proceeds from the exercise of the warrants to support our ongoing Phase 3 clinical development of oral simufilam in people with Alzheimer’s disease.”

Details of Warrant Distribution

Stockholders will receive 4 warrants for each 10 shares of common stock held as of the Record Date, rounded down to the nearest whole number for any fractional warrant. As an example, a shareholder who owns 1,000 shares of Cassava Sciences will receive 400 warrants plus, as applicable and as described below, the Bonus Share Fraction. Each warrant will entitle the holder to purchase, at the holder’s sole and exclusive election, one share of common stock at an initial exercise price of $33.00 per share plus, as applicable and as described below, the Bonus Share Fraction.

After the Distribution Date, warrant holders may cash-exercise their warrants, or they may sell their warrants on the open market. The Company will receive cash proceeds only from warrant holders who exercise their warrants. Warrant holders may exercise their warrants as will be specified under the terms of a warrant agreement that is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on or about January 3, 2024.

All warrants will expire on Friday, November 15, 2024, at 5:00 p.m. New York City time, unless redeemed by the Company before that date. The warrants will be redeemable by the Company on or after April 15, 2024, upon 20 calendar days’ notice.

A Q&A regarding this warrant distribution has been posted in the Investor’s section of the Company’s website, https://www.CassavaSciences.com

Details of Bonus Share Program

The Bonus Share Fraction entitles a holder to receive an additional 0.5 of a share of common stock for each warrant exercised (the “Bonus Share Fraction”) without payment of any additional exercise price. After the Distribution Date, the right to receive the Bonus Share Fraction will expire at 5:00 p.m. New York City time (the “Bonus Share Expiration Date”) upon the earlier of (i) the first business day following the last day of the first 30 consecutive trading day period in which the daily volume weighted average price (“VWAP”) of the shares of common stock has been at least equal to a specified price, initially $26.40 per share, for at least 20 trading days (whether or not consecutive) (the “Bonus Price Condition”) and (ii) the date specified by the Company upon not less than 20 business days’ public notice. Any warrant exercised after the Bonus Share Expiration Date will not be entitled to the Bonus Share Fraction.

The Company will make a public announcement of the Bonus Share Expiration Date (i) prior to market open on the Bonus Share Expiration Date in the case of a Bonus Price Condition and (ii) at least 20 business days prior to such date, in the case of the Company setting a Bonus Share Expiration Date.

The distribution of the warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the issuance of a distribution in the form of a warrant for no consideration is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. The Company expects to file with the SEC a prospectus supplement, under its existing shelf registration statement, registering the shares of common stock underlying the warrants.

B. Dyson Capital Advisors is serving as exclusive financial advisor on our distribution of warrants.

Gibson, Dunn & Crutcher LLP is serving as legal advisor to the Company.

About Cassava Sciences, Inc.

Cassava Sciences is a clinical-stage biotechnology company based in Austin, Texas. Our mission is to detect and treat neurodegenerative diseases, such as Alzheimer’s disease. Our novel science is based on stabilizing—but not removing—a critical protein in the brain. Simufilam, our lead product candidate, is in clinical testing in a pair of Phase 3 clinical trials in patients with Alzheimer’s disease dementia. Our product candidates have not been approved by any regulatory authority, and their safety, efficacy or other desirable attributes have not been established.

For more information, please visit: https://www.CassavaSciences.com

For More Information Contact:

Eric Schoen, Chief Financial Officer

(512) 501-2450

ESchoen@CassavaSciences.com

The foregoing press release does not purport to be complete and is qualified in its entirety by reference to the full text of the warrant distribution related agreements to be filed with the SEC.

Cautionary Note Regarding Forward-Looking Statements:

This Press Release and the Q&A referenced in it contain forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to: the development of new treatment options for people with Alzheimer’s disease; the long-term success of the Company; the Company’s ability to raise additional capital while protecting stockholders from excessive dilution; the design, scope, completion, intended purpose, or future results of our warrant distribution; any expected clinical results of our on-going Phase 3 studies of simufilam in Alzheimer’s disease; the treatment of people with Alzheimer’s disease dementia; the safety or efficacy of simufilam in people with Alzheimer’s disease dementia; expected cash use of proceeds from the warrant distribution, if any; whether warrants will be traded on Nasdaq, the price of those warrants and the existence of a market for those warrants; whether and when warrants will be redeemed by the Company; whether the distribution of a warrant is a taxable event; comments made by our employees regarding the warrant distribution, simufilam, and potential benefits, if any, of our product candidates. These statements may be identified by words such as “may,” “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “plan,” “possible,” “potential,” and other words and terms of similar meaning.

Simufilam is our investigational product candidate. It is not approved by any regulatory authority in any jurisdiction and its safety, efficacy or other desirable attributes have not been established in patients.

Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Clinical results and analyses of our previous studies should not be relied upon as predictive of Phase 3 studies or any other study. Our clinical results from earlier-stage clinical trials may not be indicative of full results or results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

Forward looking statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates, any unanticipated impacts of the warrant distribution on our business operations, and including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this Press Release and in the Q&A referenced in it are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

No Offer or Solicitation

This Press Release and the Q&A referenced in it shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants will be filed with the Securities and Exchange Commission (the "SEC") and will be available on the SEC's website located at http://www.sec.gov. Holders of Company common stock should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This press release contains a general summary of the warrants. Please read the warrant agreement when it becomes available as it will contain important information about the terms of the warrants.

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